ASSIGNMENT


     THIS ASSIGNMENT is made as of the 1st day of May, 2002, by and between the Investment Company Administration, L.L.C. (the "Assignor") and U.S. Bancorp Fund Services, LLC (the "new Administrator").

                               W I T N E S S E T H

     WHEREAS, the Administration Agreement, as amended (the "Agreement"), was entered into by and between Rochdale Investment Trust (the "Trust") and the Assignor on or about June 1998 and subsequently Amended and Restated on September 1, 2000;

     WHEREAS, on or about July 3, 2001, the Assignor was acquired by Firstar Mutual Fund Services, LLC, now known as the new Administrator;

     WHEREAS, the Assignor desires to assign and convey all its rights, duties, obligations and responsibilities under the Agreement as Administrator to the new Administrator;

     WHEREAS,  the new  Administrator  desires  to accept  the  rights,  duties,
obligations  and   responsibilities  of  Administrator  as  set  forth  in  said
Agreement; and

     WHEREAS, this Assignment has been approved by the Board of Trustees of the Trust;

     IT IS THEREFORE MUTUALLY AGREED AS FOLLOWS:

1. Assignor hereby assigns, conveys and sets over to new Administrator all of its rights, duties, obligations and responsibilities under the Agreement as of the date set forth above.

2. Assignee hereby accepts all of the rights, duties, obligations and responsibilities under the Agreement as of the date set forth above and agrees to perform the services set forth in the Agreement and to comply with all relevant provisions of the Investment Company Act of 1940, applicable rules and regulations thereunder and other applicable law to the same extent as if named in the Agreement.

3. All provisions of the Agreement, except as modified by this Assignment, remain in full force and effect as of the date hereof.



     This Assignment may be executed in counterparts, each counterpart shall be deemed an original, and all counterparts together shall be deemed one and the same instrument.

INVESTMENT COMPANY                          U.S. BANCORP FUND SERVICES,
ADMINISTRATION, L.L.C.                      LLC


By:_____________________________            By:___________________________

Name: __________________________            Name: ________________________

Title:   __________________________         Title: ________________________


APPROVED AND ACKNOWLEDGED BY
Rochdale Investment Trust


By: _____________________________

Name:__________________________

Title: __________________________